     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 1998

                                                     REGISTRATION NO.    -
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                                  TENNECO INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                  ISSUER: 76-0515284
       (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                       Identification No.)

              1275 KING STREET
           GREENWICH, CONNECTICUT                                  06831
  (Address of Principal Executive Offices)                      (Zip Code)

                          ----------------------------

                    TENNECO THRIFT PLAN FOR HOURLY EMPLOYEES
                              TENNECO THRIFT PLAN
                           (Full Title of the Plans)

                                KARL A. STEWART
                          VICE PRESIDENT AND SECRETARY
                                  TENNECO INC.
                                1275 KING STREET
                          GREENWICH, CONNECTICUT 06831
                    (Name and address of agent for service)

                           TELEPHONE: (203) 863-1000
         (Telephone number, including area code, of agent for service)

                          ----------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                       PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF SECURITIES            AMOUNT TO BE        OFFERING PRICE         AGGREGATE           AMOUNT OF
       TO BE REGISTERED              REGISTERED           PER SHARE*        OFFERING PRICE*    REGISTRATION FEE*
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
  per share (including
  associated rights)..........     710,000 shares           $43.00            $30,530,000           $9,007
================================================================================================================

* Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on March 23, 1998.

                          ----------------------------

     In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

     Pursuant to Rule 429, the Prospectus which relates to shares of Common Stock registered pursuant to this Registration Statement also relates to 462,000 shares of Common Stock registered pursuant to Registration Statement No. 333-17487 and 395,000 shares of Common Stock registered pursuant to Registration Statement No. 333-27281.

================================================================================

     This Registration Statement covers: (i) 110,000 additional shares of Common Stock, par value $.01 per share, and the associated preferred share purchase rights attached thereto (the "Common Stock") of Tenneco Inc. (the "Company"), which may be offered or sold from time to time pursuant to the Tenneco Thrift Plan for Hourly Employees ("Hourly Thrift Plan"); and (ii) 600,000 additional shares of Common Stock, which may be offered or sold from time to time pursuant to the Tenneco Thrift Plan ("Salaried Thrift Plan"). This Registration Statement also covers an indeterminate amount of interests to be offered or sold under the Hourly Thrift Plan and the Salaried Thrift Plan.

     The Company initially registered the issuance of 62,000 shares of Common Stock under the Hourly Thrift Plan and 400,000 shares of Common Stock under the Salaried Thrift Plan on its Registration Statement on Form S-8 (Registration No. 333-17487 filed with the Securities and Exchange Commission on December 11,
1996). The contents of Registration Statement No. 333-17487 are incorporated by reference herein. The Company subsequently registered: (i) an additional 95,000 shares of Common Stock for issuance under the Hourly Thrift Plan and an additional 300,000 shares of Common Stock for issuance under the Salaried Thrift Plan (Registration Statement No. 333-27281 filed May 16, 1997). In connection with the merger of certain plans with and into the Hourly Thrift Plan and the Salaried Thrift Plan, the Company also subsequently registered: (i) an additional 64,000 shares of Common Stock for issuance under the Hourly Thrift Plan (Registration Statement No. 333-27279 filed May 16, 1997); (ii) 4,000 shares of Common Stock for issuance under the Salaried Thrift Plan and 1,000 shares of Common Stock for issuance under the Hourly Thrift Plan (Registration No. 333-30933 filed July 9, 1997); and (iii) an additional 2,100 shares of Common Stock for issuance under the Hourly Thrift Plan (Registration Statement No. 333-41537 filed December 5, 1997).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-12387);

     (b) The description of the Common Stock included in the Company's Registration Statement on Form 10, Registration No. 1-12387, originally filed with the Commission on October 30, 1996, as amended; and

     (c) The Annual Reports for the fiscal year ended December 31, 1996 for the Salaried Thrift Plan and Hourly Thrift Plan on Form 11-K filed with the Commission by the Company (File No. 1-12387).

     In addition to the foregoing, all documents subsequently filed by the Company, the Hourly Thrift Plan or the Salaried Thrift Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters regarding the Common Stock offered hereby will be passed upon for the Company by Theodore R. Tetzlaff, General Counsel of the Company. As of February 28, 1998, Mr. Tetzlaff beneficially owned 131,877 shares of Common Stock (including options to purchase 78,262 shares of Common Stock, which options were either exercisable as of such date or exercisable within 60 days of such date).

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

          *4.1(a)   --  Restated Certificate of Incorporation of the Company dated
                        December 11, 1996.
          *4.1(b)   --  Certificate of Designation, Preferences and Rights of Series
                        A Participating Junior Preferred Stock, dated December 11,
                        1996.
          *4.1(c)   --  Certificate of Amendment, dated December 11, 1996.
          *4.1(d)   --  Certificate of Ownership and Merger, dated July 8, 1997.
         **4.2      --  Amended and Restated By-laws of the Company.
         **4.3      --  Rights Agreement, dated as of December 11, 1996, by and between Tenneco Inc. (formerly New Tenneco Inc.) and First
                        Chicago Trust Company of New York, as Rights Agent.
        ***4.4      --  Form of Specimen Stock Certificate of Tenneco Inc. Common
                        Stock.
             5      --  Opinion of Theodore R. Tetzlaff, Esq. as to the legality of the Common Stock being registered.
            15      --  None.
          23.1      --  Consent of Theodore R. Tetzlaff, Esq. (included in Exhibit
                        5).
          23.2      --  Consents of Arthur Andersen LLP.
          24.1      --  Powers of Attorney of the following Directors of the
                        Company: Mark Andrews, W. Michael Blumenthal, Larry D.
                        Brady, M. Kathryn Eickhoff, Peter T. Flawn, Henry U. Harris,
                        Jr., Belton K. Johnson, Sir David Plastow, Roger B. Porter,
                        William L. Weiss and Clifton R. Wharton, Jr.
            99      --  None.

-------------------------
  * Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

 ** Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

*** Incorporated by reference to the Company's Registration Statement on Form
    10, File No. 1-12387, originally filed with the Commission on October 30, 1996, as amended.

     The Company will submit or has submitted the Hourly Thrift Plan and the Salaried Thrift Plan, and hereby undertakes to submit any amendments thereto, to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify said Hourly Thrift Plan and Salaried Thrift Plan.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on the 27th day of March, 1998.

                                          TENNECO INC.

                                          By        /s/ DANA G. MEAD

                                            ------------------------------------
                                                        Dana G. Mead
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                      DATE
                      ---------                                      -----                      ----

                  /s/ DANA G. MEAD                       Principal Executive Officer       March 27, 1998
-----------------------------------------------------      and Director
                    Dana G. Mead

                /s/ ROBERT T. BLAKELY                    Principal Financial and           March 27, 1998
-----------------------------------------------------      Accounting Officer
                  Robert T. Blakely

Mark Andrews, W. Michael Blumenthal, Larry D. Brady,     Directors
M. Kathryn Eickhoff, Peter T. Flawn, Henry U. Harris,
Jr., Belton K. Johnson, Sir David Plastow, Roger B.
Porter, William L. Weiss, Clifton R. Wharton, Jr.

            By: /s/ THEODORE R. TETZLAFF                                                   March 27, 1998
-----------------------------------------------------
                Theodore R. Tetzlaff
                  Attorney-in-fact

                                   SIGNATURES

     The Plans. Pursuant to the requirements of the Securities Act of 1933, the Committee appointed under each of the Tenneco Thrift Plan for Hourly Employees and the Tenneco Thrift Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on this 27th day of March, 1998.

                                          TENNECO THRIFT PLAN FOR HOURLY
                                          EMPLOYEES
                                          TENNECO THRIFT PLAN

                                          By        /s/ DANA G. MEAD

                                            ------------------------------------
                                                        Dana G. Mead
                                                  Chairman of Tenneco Inc.
                                                     Benefits Committee

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                                   DESCRIPTION
       -------                                  -----------

          *4.1(a)   --  Restated Certificate of Incorporation of the Company dated
                        December 11, 1996.
          *4.1(b)   --  Certificate of Designation, Preferences and Rights of Series
                        A Participating Junior Preferred Stock, dated December 11,
                        1996.
          *4.1(c)   --  Certificate of Amendment, dated December 11, 1996.
          *4.1(d)   --  Certificate of Ownership and Merger, dated July 8, 1997.
         **4.2      --  Amended and Restated By-laws of the Company.
         **4.3      --  Rights Agreement, dated as of December 11, 1996, by and between Tenneco Inc. (formerly New Tenneco Inc.) and First
                        Chicago Trust Company of New York, as Rights Agent.
        ***4.4      --  Form of Specimen Stock Certificate of Tenneco Inc. Common
                        Stock.
             5      --  Opinion of Theodore R. Tetzlaff, Esq. as to the legality of the Common Stock being registered.
            15      --  None.
          23.1      --  Consents of Theodore R. Tetzlaff, Esq. (included in Exhibit
                        5).
          23.2      --  Consents of Arthur Andersen LLP.
          24.1      --  Powers of Attorney of the following Directors of the
                        Company: Mark Andrews, W. Michael Blumenthal, Larry D.
                        Brady, M. Kathryn Eickhoff, Peter T. Flawn, Henry U. Harris,
                        Jr., Belton K. Johnson, Sir David Plastow, Roger B. Porter,
                        William L. Weiss and Clifton R. Wharton, Jr.
            99      --  None.

-------------------------
  * Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

 ** Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

*** Incorporated by reference to the Company's Registration Statement on Form
    10, File No. 1-12387, originally filed with the Commission on October 30, 1996, as amended.